Exhibit 99.1

Xylem Inc. 1 International Drive, Rye Brook N.Y. 10573 Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. Chief Financial Officer Resigns to Accept Another Opportunity

Company Provides Preliminary Second Quarter 2015 Financial Results

RYE BROOK, N.Y., July 13, 2015 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today announced that Michael T. Speetzen, Senior Vice President and Chief Financial Officer, has resigned his position with the Company to accept another chief financial officer position, effective July 30, 2015. Mr. Speetzen will continue to serve as Xylem’s Chief Financial Officer through the Company’s second quarter earnings announcement and 10-Q filing on July 30, 2015.

Shashank Patel, a 19-year veteran of the Company and its former parent, will serve as interim Chief Financial Officer (CFO) while the Company conducts a search for a permanent successor. Mr. Patel currently serves as CFO and Vice President, Finance for Xylem’s Applied Water Systems division, where he leads financial planning, accounting and controls for this global business. Since 1996, he has served in a number of leadership roles in finance, operations and engineering at the Company.

Patrick Decker, President and Chief Executive Officer of Xylem, said, “Mike has made many valuable contributions to our business over the past six years, particularly as a key member of the management team that helped to steer the Company through its spin-off from ITT. We wish him all the best in his new role.”

Mr. Speetzen said, “It has been a privilege to work alongside such a dedicated and talented team of people. Xylem is in a strong financial position and I firmly believe that its valuable global brands, products and world-class distribution will support the long-term strategy of the Company.”

Mr. Decker continued, “I’m very pleased that Shashank Patel has agreed to step into the CFO role on an interim basis. His financial expertise and deep operational knowledge of the Company will enable a seamless transition.”

Xylem also announced preliminary results for the quarter ending June 30, 2015. The Company expects to report revenue of $920 million, and earnings per share of $0.41 and adjusted earnings per share of $0.43. Xylem will report its complete second quarter results on July 30, 2015. Reconciliation for the non-GAAP item can be found at the end of this release.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2014 revenues of $3.9 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index for the last three years for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and with subsequent filings we make with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

Q2 2015

EPS - GAAP	$0.41

Restructuring, realignment & special charges	$0.02

EPS - Adjusted	$0.43